EXHIBIT 10.235

                            DISTRIBUTORSHIP AGREEMENT


     THIS DISTRIBUTORSHIP AGREEMENT ("Agreement"), is entered into as of February 28, 2001 between:

LIGAND PHARMACEUTICALS INCORPORATED, a corporation organized and existing under the laws of the State of Delaware, U.S.A., with its principal place of business at 10275 Science Center Drive, San Diego, California, U.S.A. and Seragen, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. and a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated, with its principal place of business at 10275 Science Center Drive, San Diego, California, U.S.A. (collectively referred to herein as "Ligand")

and

ELAN PHARMA INTERNATIONAL LIMITED, a corporation organized and existing under the laws of the Republic of Ireland, with its principal place of business at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("Elan").

                              W I T N E S S E T H:
                               -------------------

     A. Ligand is a leading researcher, developer and manufacturer of biopharmaceutical products, including the Products, and is the exclusive owner or licensee of proprietary rights in such Products.

     B. Elan is engaged in the marketing of pharmaceutical products and has represented to Ligand that it has the facilities, personnel and technical expertise to market and distribute the Products in the Territory.

     C. Ligand is willing to exclusively sell Products in the Territory to Elan on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          1.1 "AFFILIATE" means any corporation or business entity which, directly or indirectly, is controlled by, controls, or is under common control with Ligand or Elan, as applicable. For purposes of this Agreement, "control" means the direct or indirect ownership or control of more than ***% of the issued voting shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.



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          1.2 "CIP" means carriage and insurance paid in accordance with the ICC
Incoterms 2000, International Rules for the Interpretation of Trade Terms, ICC Publication No. 560.

          1.3 "CONFIDENTIAL INFORMATION" means any and all preclinical and clinical data, trade secrets, confidential knowledge, specifications, clinical data and protocols and other proprietary information, not in the public domain, relating to the Products and/or the business or affairs of either Party (the "Disclosing Party"). Confidential Information shall also include the present Agreement and the terms set forth herein to the extent that it has not been placed into the public domain by the Disclosing Party. Confidential Information may be communicated to the other Party (the "Receiving Party") orally, visually, in writing, or in any other recorded or tangible form. All data and information will be considered to be Confidential Information hereunder (1) if the Disclosing Party has marked them as such, (2) if the Disclosing Party, orally or in writing, has advised the Receiving Party of the confidential nature, provided that, if disclosed orally, the Disclosing Party confirms such confidential nature in writing within two weeks thereafter; or (3) if, due to their character or nature, a reasonable person in a like position and under like circumstances as the Receiving Party would treat them as secret and confidential.

          1.4 "DEALER" means Affiliates of Elan or Third Parties, which Affiliates or Third Parties have been appointed by Elan and, in the case of Third Parties, approved by Ligand pursuant to Clause 2.1 to promote, market and distribute Products in the Territory. For the avoidance of doubt, Dealer does not include any entity engaged by Elan for the purposes of providing logistical support of such promotion, marketing or distribution, including storage, transportation, packaging and invoicing.

          1.5 "EFFECTIVE DATE" means the date of this Agreement as designated in preamble to this Agreement on the first page.

          1.6 ***

                           ***
                           ***
                           ***

          1.7 "EUROPEAN STRATEGIC MARKETING PLAN" means a plan which summarizes the competitive environment for each Product and the key elements of the strategy for the marketing of such Product in (a) each country of the Territory and (b) Spain, Portugal, Greece, Italy, San Marino and the Vatican City, as such plan may be updated pursuant to Clause 7.2 of this Agreement.

          1.8 "EXTENDED INDICATIONS"means ***

                           ***

          1.9 "FDA"means the United States Food and Drug Administration or successor agency whose approval is necessary to market the Products in the United States.



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          1.10 "FLOOR PRICE"means, with respect to each Product in each country of the Territory, the price set forth below:

Product Description                                              Floor Price
-------------------                                              -----------
100 count 75 mg Targretin(R)capsules                                  ***
60 gram tube of Targretin(R)gel                                       ***
60 gram tube of Panretin(R)gel                                        ***
Single 2 ml vial of Denileukin Diftitox (Ontak)                       ***

          1.11 "GOVERNMENTAL AUTHORITY" means and includes all governmental and regulatory bodies, agencies, departments or entities, whether or not located in the Territory, which regulate, direct or control commerce in or with the Territory.

          1.12 "INTELLECTUAL PROPERTY RIGHTS" means and includes all copyrights, designs, databases, mask works, patents, trademarks, trade names, trade secrets and other proprietary rights, and all registrations and applications therefor, which Ligand may at any time own, adopt, use, license or register with respect to a Product or its business, and includes the Trademarks.

          1.13 "NET SALE PRICE" means, with respect to each Product, the actual price ( *** ) at which Elan or its Dealer sells such Product to their respective customers, in each country of the Territory, deducting, or as the case may be excluding:

                           ***
                           ***
                           ***

         in each of the above cases only if charged against Elan or its Dealers and evidenced in Elan's or its Dealers' books and records of account.

          1.14 "NON-EMEA TERRITORIES" means all countries within the Territory not included in the EMEA Territories.

          1.15 "PARTIES" means Ligand and Elan, and "PARTY" means either of Ligand or Elan, as the context requires..

          1.16 "PERSON" means and includes any agency, association, company, individual, or other entity regardless of the type or nature thereof.

          1.17 "PRICING APPROVAL(S)" means any approval or authorization of any Governmental Authority establishing a pricing scheme and/or health insurance reimbursement scheme for the Products or any of them in any country of the Territory, but excluding Regulatory Approval(s).



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          1.18 "REGULATORY APPROVAL(S)" means and includes all filings, approvals, registrations and authorizations relating to pharmaceutical or medicinal products which are necessary or which, in the reasonable opinion of Ligand, are desirable, to be made with or obtained from any Governmental Authority in order for Elan to lawfully market, promote, offer for sale and sell the Products in the Territory, including, without limitation, authorizations required from the European Medicines Evaluation Agency ("EMEA"), but excluding Pricing Approvals.

          1.19 "PRODUCTS" means the biopharmaceutical products manufactured by or on behalf of Ligand, for the indications and applications specified, which are listed in APPENDIX A, including for the avoidance of doubt, any and all additional formulations, indications and applications which may be approved from time to time, including any approved Extended Indication; and "Product" shall have a corresponding meaning.

          1.20 "SUMMARY OF PRODUCT CHARACTERISTICS" means the summary of the Products (or, as the context may require, any of them) in a Regulatory Approval in the EMEA Territories, or an application therefor.

          1.21 "TECHNICAL ASSISTANCE" means and includes advice, training, information and other support regarding the manufacture, specifications, clinical trials and marketing specifically related to the Products.

          1.22 "TERM" means the term of this Agreement as determined in accordance with Clause 3.1 and, where the context permits, includes the extensions as per Clause 3.2.

          1.23 "TERRITORY" ***

                                            ***
                                            ***
                                            ***

          1.24 "THIRD PARTY(IES)" means any person or entity other than Ligand, Elan or their respective Affiliates.

          1.25 "TRADEMARKS" means the trademarks owned or licensed to Ligand (with the right to sublicense) pertaining to Products which are listed in APPENDIX C. Trademarks and trade names that are owned and used by Elan to identify itself as the distributor of Products are specifically excluded from this definition.

     In this Agreement, unless a contrary intention appears, the singular shall include the plural, each gender shall include each other gender and the terms "include" and "including" shall be construed without limitation.



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     2. GRANT OF RIGHTS.

          2.1 DISTRIBUTION RIGHTS. Subject to the terms and conditions of this Agreement, Ligand grants to Elan, and Elan accepts, the exclusive right to market the Products in the Territory. Right to market under this Agreement shall mean Elan's right (1) to hold itself out as Ligand's exclusive authorized distributor in the Territory; and (2) to acquire the Products from Ligand for resale to customers on its own account in the Territory. In addition, Elan shall have the right to appoint its Affiliates and Third Parties as a Dealer to market, promote and distribute Products in the countries of the Territory on terms substantially similar to those set forth herein, where applicable; provided that Ligand gives its prior written approval for any such Third Parties. Ligand shall not unreasonably withhold such approval and shall either grant or deny such approval in writing within *** calendar days from receipt of a written request from Elan which shall include, at Ligand's request, background information on such Third Party Dealer. Elan shall remain primarily responsible and liable to Ligand for the performance of this Agreement by its Dealers.

          2.2 ADDITIONAL RIGHTS. Ligand further grants Elan the royalty-free and (except to the extent that Ligand reasonably requires the same for the performance of its rights and obligations under this Agreement) exclusive right to use the Confidential Information and the assistance and information related thereto pursuant to Clause 4.7 solely to the extent reasonably necessary for the distribution and marketing of the Products within the Territory in accordance with this Agreement.

          2.3 INDEPENDENT CONTRACTORS. The relationship of Ligand and Elan established by this Agreement is of seller and buyer, or independent contractors, and nothing in this Agreement shall be construed: (1) to give either Party the power to direct or control the daily activities of the other Party, or (2) to constitute the Parties as principal and agent, partners, or otherwise as participants in a joint undertaking. Ligand shall have no obligation or authority, express or implied, to exercise any control whatsoever over the employees or the business affairs of Elan. Except as specifically provided in this Agreement, Elan shall have no power or authority to make or give any representation or warranty or to incur any liability or obligation, or to waive any right, on Ligand's behalf.

          2.4 LIGAND'S RIGHTS. Ligand reserves the right to modify and/or to discontinue developing or producing the Products, on a Product-by-Product basis, for distribution in the Territory at its discretion at any time, following due consultation with Elan, due to legal or regulatory requirements, administrative or court orders, or safety risks; provided, however, that Elan shall be entitled to market any modified versions of Products pursuant to the terms of this Agreement. To the extent permissible by law, Ligand is prohibited from advertising, circulating price lists or otherwise soliciting orders for the Products, and from establishing or maintaining branches, sales offices or distribution depots, in the Territory for the distribution of the Products (other than any of such activities in furtherance of its obligations hereunder); and Ligand shall impose upon its other distributors restrictions on their active marketing in the Territory similar to that imposed on Elan in respect of its marketing of Products outside the Territory under Clause 11.1(a), to the extent that such restrictions are legally permissible. For the avoidance of doubt,



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subject to the foregoing, nothing in this Agreement shall be deemed to restrict
Ligand from appointing distributors in countries outside the Territory who may be permitted, by operation of law, to sell the Products in the Territory, and neither party shall receive any compensation for such sales by Ligand or any other distributor.

          2.5 LIGAND EXCLUSIVE SUPPLIER. During the Term, Elan shall purchase all of its requirements of the Products from Ligand or any party designated by Ligand for this purpose.

          2.6 TERMINATION OF LIGAND'S EUROPEAN CO-PROMOTION OPTION FOR MORPHELAN(TM). The Parties have agreed to amend the Development, Licence and Supply Agreement with Elan Corporation, plc, dated as of November 9, 1998 (as amended August 20, 1999) to terminate the option granted to Ligand under article
2.2.2 to co-promote the Product (as defined therein) in the European Union (as defined therein). The form of amendment is attached hereto as APPENDIX E.

     3. TERM.

          3.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue, with respect to a particular Product on a country-by-country basis, until the greater of *** from the date of the Agreement or the expiration date set forth in APPENDIX D of the last to expire patent set forth in APPENDIX D owned or licensed by Ligand in the Territory that covers the Product, unless the Agreement is earlier terminated in accordance with Clause 16.

          3.2 EXTENSIONS. Elan shall, at its option, be entitled in respect of each Product in a particular country, but not obliged, by giving notice no later than *** before the end of the initial Term in respect of the same, to extend the initial Term of this Agreement by a period of *** Not less than *** before the end of such extended Term in respect of each Product in a particular country, the Parties shall enter into good-faith discussions for a period not to exceed *** concerning the further extension of the Term. Such further extended Term shall: (a) not be conditional upon Elan making any further payment in the nature of an upfront fee, fee for distribution rights, license fee or milestone payment; and (b) be on such other terms as the Parties shall mutually agree. ***
                                      ***
                                      ***

     4. AUTHORIZATIONS.

          4.1 *** Ligand shall be responsible at its cost and in its name for the preparation and filing of regulatory submissions for the Products in ***
                                      ***
*** After receipt of any such Regulatory Approval, Ligand shall be responsible at its cost and in its name thereafter for the pursuit and maintenance of such Regulatory Approval.

          4.2 *** Elan shall thereafter be responsible at its cost and in its name for the preparation and filing of regulatory submissions for the Products in *** and thereafter for



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the pursuit and maintenance of any Regulatory Approval relating thereto. Neither
Party shall be required to conduct any clinical studies required to receive Regulatory Approval in ***

          4.3 CONSULTATION; APPROVAL OF SUMMARY OF PRODUCT CHARACTERISTICS. The Parties shall consult on an ongoing basis as to the preparation, filing, pursuit and maintenance of regulatory submissions for which they are responsible under this Clause 4. *** *** *** ***

          4.4 EFFORTS TO COMPLY WITH RESPONSIBILITIES. Each Party shall use its reasonable efforts to carry out its responsibilities as set out in this Clause 4 with the object of satisfying the requirements of the Governmental Authorities in each market as effectively and expeditiously as possible. The Parties shall co-operate with one another at all stages to facilitate the timely achievement of the given objective and to enhance the prospects of its overall success. Each Party shall keep the other Party informed, in writing, of the status of its applications for Regulatory Approvals (including approvals sought for any Extended Indications) on a regular basis, and in any event no less frequently than once every *** and shall immediately notify the other Party in writing of any substantial change in the status of any Regulatory Approval or any substantive questions received from any Governmental Authority in respect of such Regulatory Approval. Each Party shall provide copies of all Regulatory Approvals for which it is responsible to the other Party at such other Party's request. In any given case when Elan seeks Regulatory Approval, Ligand shall provide Elan with all reasonably necessary and available clinical data, documentation and assistance to such effect.

          4.5 MANUFACTURING APPROVALS. It shall be Ligand's responsibility, without any additional cost to Elan, to maintain all necessary governmental approvals and permissions which may be required for Ligand to manufacture (or have manufactured) the Products for distribution in the Territory.

          4.6 PRICING APPROVALS. Elan shall be solely responsible for pricing, including agreeing pricing with any Governmental Authority, within the
Territory.                            ***
                                      ***
                                      ***

          4.7 LIGAND TO PROVIDE ASSISTANCE. Ligand shall provide to Elan such assistance as is reasonably necessary in respect of Elan's Regulatory Approval obligations under this Clause 4, and in particular shall provide:

               (a) written materials and information concerning the Products, including copies, or summaries, of materials prepared for submission to the United States (or, at Ligand's discretion, European) Governmental Authorities concerning the Products or their labeling, to the extent that Ligand is legally and contractually permitted or required to do so, for Elan's use in obtaining Regulatory Approvals in respect of each of the Products; and



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               (b) access to such clinical data and documentation in respect of the Products generated by research and trials funded by Ligand or to which Ligand may have access with the right to disclose, as Ligand may reasonably deem to be relevant and useful to Elan in obtaining Regulatory Approvals in respect of each Product; and

               (c) access to such safety information in respect of the Products generated by other distributors of the Products; provided, however, that such access will only be provided to the extent that Ligand has the right to disclose such information and provided further that to the extent such information is confidential, Elan shall ensure the confidentiality of such information.

          4.8 ELAN TO PROVIDE ASSISTANCE. Elan shall provide to Ligand such assistance as is reasonably necessary in respect of Ligand's Regulatory Approval obligations under this Clause 4, and in particular shall provide:

               (a) written materials and information concerning the Products, including copies, or summaries, of materials prepared for submission to the Governmental Authorities in the Non-EMEA Territories concerning the Products or their labeling, to the extent that Elan is legally and contractually permitted or required to do so, for Ligand's use in maintaining Regulatory Approvals outside the Non-EMEA Territories in respect of each of the Products; and

               (b) access to such clinical data and documentation in respect of the Products generated by research and trials funded by Elan or to which Elan may have access with the right to disclose, as Elan may reasonably deem to be relevant and useful to Ligand in obtaining Regulatory Approvals in respect of each Product; and

               (c) access to such safety information in respect of the Products generated by Dealers of the Products; provided, however, that such access will only be provided to the extent that Elan has the right to disclose such information and provided further that to the extent such information is confidential, Ligand shall ensure the confidentiality of such information.

          4.9 EXTENDED INDICATIONS - DEVELOPMENT PROGRAMS. Ligand has ongoing programs to develop Products for the Extended Indications. In the event that Elan expresses interest in participating in any development programs for any Product, the Parties shall discuss mutually satisfactory terms for Elan's participation in such programs.

          4.10 EXTENDED INDICATIONS - LIGAND'S EFFORTS TO DEVELOP. Ligand shall use its commercially reasonable efforts to apply its technical skill and expertise, including the Intellectual Property Rights and the Confidential Information, in the development of the Products for Extended Indications and to obtain Regulatory Approval for the same. Elan acknowledges that pharmaceutical research and development incorporates inherent risk in terms of outcomes. Ligand shall have no liability to Elan as a result of any failure or delay of the Products to obtain Regulatory Approvals in respect of Extended Indications in one or more of the countries in the Territory. For the avoidance of doubt, the provisions of this Clause 4 shall apply to Extended Indications MUTATIS MUTANDIS.

          4.11 NO MARKETING OF PRODUCTS WITHOUT REGULATORY APPROVAL. Except to the extent permitted by law and as may be agreed in writing between the Parties, Elan shall not market, promote, offer for sale or sell any one of the Products unless and until Elan or, as the case may be, Ligand obtains the appropriate Regulatory Approvals in respect of such Product. In the event that Elan is legally permitted, due to an individual pre-approval in respect of any Product, to market any Product prior to obtaining the relevant Regulatory Approvals, Elan shall not do so without obtaining the prior written consent of Ligand, which will not be unreasonably withheld. This clause shall not prevent Elan from offering for sale or selling a Product which has Regulatory Approval for some use in circumstances where it may properly and lawfully be used for some other clinical use without the need for further Regulatory Approval.

     5. ORDERS AND FORECASTS.

          5.1 FORECASTS.(a) In order to permit Ligand and its suppliers to allocate their manufacturing capacity, Elan shall provide Ligand monthly with written *** rolling bona fide forecasts of its Product requirements. Such forecasts shall be broken down on a country-by-country basis by Product, quantities, and shipping dates.

               (b) In addition, Elan shall provide Ligand with a non-binding preliminary forecast of its Product requirements within *** of the Effective Date for Ligand planning purposes only.

               (c) A forecast shall be binding to the extent that, unless otherwise agreed:

                    (i) Elan shall be bound to *** of the forecast required quantities of each Product in each respective month of the period of *** immediately following the forecast; and

                    (ii) Elan shall be bound to order not less than *** and not more than *** of the forecast required quantities of each Product in each respective month of the period beginning *** from the date of the forecast and ending *** later.

               (d) Elan shall place with Ligand a written purchase order not less than *** in advance of the time for shipment from Ligand's place of manufacture. Such order shall, unless otherwise agreed, be for the quantities of each Product specified in Clause 5.1(c).

               (e) Ligand shall supply the Products in accordance with such purchase orders, free from any liens or encumbrances.

               (f) Subject to Clause 5.1(c), Elan shall be entitled to increase or decrease the quantities of Products required, and to amend any forecast accordingly, to the extent



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necessary to take into account (i) any delay in the launch of, (ii) any shortfall in supply of, or (iii) any defect, in the Products, or any of them, whether or not such delay, shortfall or defect is due to the default of Ligand.

               (g) For the avoidance of doubt, a forecast shall not be binding on either Party and shall be indicative only insofar as it concerns Elan's projected requirements more than *** from the date of the forecast.

          5.2 NOTIFY OF PROBLEMS. Ligand shall, as soon as practicable and in any event not later than *** after receipt of each such *** rolling forecast, notify Elan of any prospective problems it might have with respect to meeting Elan's forecasted order quantities or estimated shipment dates.

          5.3 ORDERS. Purchase of Products by Elan hereunder shall be made only pursuant to written orders executed by Elan, and shall be for a minimum of Elan's quarterly requirements for the Territory. The orders of each Product shall separately specify the labeling requirements by country so as to allow Ligand to label those products before shipment. The orders shall be accepted in writing by Ligand at the offices specified in Clause 19.8. No order shall be binding upon Ligand until accepted by Ligand in writing and Ligand reserves the right to accept or reject any order, offer or request for Products in its sole discretion to the extent that such order, offer or request is outside the limitations set forth in Clause 5.1. The terms and conditions of this Agreement shall apply to all orders placed by Elan and shall override and supersede any different or additional terms on orders from or any general conditions maintained by Elan. If any order exceeds the forecasts for that month provided by Elan under Clause 5.1, and which pursuant to that Clause has become binding, by more than *** Ligand shall use its reasonable efforts, but shall not be obligated, to ship the requested quantities of Products over and above that level, with the normal lead time stated above. If the order cannot be fully shipped, Ligand will notify Elan within *** of receipt of the order, and the Parties will jointly determine an appropriate shipment schedule.

          5.4 SHIPMENT FREQUENCY. The Products shall be shipped at such frequency as Elan shall specify, no greater than once per month with a minimum purchase price to Elan of *** per shipment for shipments made during the first *** following the Effective Date and thereafter *** per shipment; provided, however, that Elan may request shipments at a frequency greater than *** at the same minimum purchase price during the *** of the Agreement .

          5.5 PACKAGING. The Products shall be delivered to Elan in suitable packaging, in particular as required pursuant to any Regulatory Approval and so as to permit safe storage and transport. Ligand shall be responsible for damages to the Products resulting from inadequacies of the packaging in accordance with Clause 14.6.

          5.6 CERTIFICATE OF ANALYSIS. Each Product shall be delivered with a certificate of analysis, as reasonably agreed by the Parties. Elan shall be entitled to rely upon such certificate of analysis without the necessity of performing additional testing.



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          5.7 INSPECTION. Upon receipt of each Product, Elan shall promptly inspect each shipment visually. If the product supplied does not meet the product specifications therefor, Elan shall within *** from receipt of the Product notify Ligand (to the attention of its Quality Assurance Director) of such non-compliance, including a description thereof. Failure to give such notice within the aforesaid *** period shall constitute acceptance of the Product by Elan as to defects reasonably discoverable upon visual inspection (and in particular without prejudice to Clause 5.6). Such period shall not, for the avoidance of doubt, apply in the event that there are hidden defects, but Elan shall promptly notify Ligand after discovery of the hidden defect.

          5.8 REMEDY PROBLEMS. Where Elan notifies Ligand that any shipment of Product or any portion thereof is not accepted, Ligand shall use its commercially reasonable efforts promptly to remedy the problem.

          5.9 NON-CONFORMING PRODUCT. Where Elan alleges that any delivered Product does not meet the Product specifications contained in the applicable Regulatory Approval, it shall, on request, provide Ligand (or Ligand's designee) with a sample of such allegedly non-conforming Product which will be examined by Ligand (or such designee) as soon as reasonably practicable but in any event within *** If Ligand agrees that the Product fails to meet the product specifications therefor:

               (a) Elan shall be entitled to cancel its order in respect of that Product and Ligand shall thereupon give credit in respect of that Product;

               (b) if Elan does not notify Ligand of its intention to cancel the order pursuant to Clause 5.9(a), Ligand shall use its commercially reasonable efforts to dispatch to Elan replacement Products as soon as is reasonably practicable but in any event within *** following Elan's notification of non-conformity, all costs in respect of which shall be borne by Ligand; and

               (c) Elan agrees, if so requested by Ligand, to return to Ligand at Ligand's expense, such Product as does not meet the Product specifications therefor, or otherwise to dispose of such Product, at Ligand's expense and in compliance with all applicable rules and regulations, as Ligand may direct. If Ligand does not so direct, within *** following Elan's notification of non-conformity, Elan may dispose of such Product at Ligand's expense as Elan may deem reasonably appropriate.

     Elan shall be under no obligation to accept and/or purchase any non-conforming Product.

          5.10 INDEPENDENT TESTING. If the Parties disagree as to whether any delivered Product meets the applicable Product specifications, or Ligand alleges that the defects are not attributable to the manufacture of the Product, the Parties will then submit representative samples of the shipment to a mutually acceptable independent testing laboratory or in default of agreement to an independent testing laboratory designated by the *** *** and the results of said laboratory shall be binding on the Parties and the costs associated with submission shall be borne by the Party against which the



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laboratory decided. Furthermore, if the laboratory confirms Elan's position,
Ligand shall forthwith comply with Clauses 5.9 (a) through (c).

          5.11 NOTIFICATION OF PROPOSED CHANGES IN MANUFACTURING FACILITIES. Ligand and Elan shall consult on any planned change of manufacturing facility used to manufacture any of the Products for distribution in the Territory which would require a change in the Regulatory Approvals for any of the Products in the Territory; and no such change in manufacturing facility shall be made unless all requisite Regulatory Approvals for the same have been obtained.

          5.12 MODIFICATION OF PROCESS. Ligand shall not be entitled to modify any process described in a Regulatory Approval for a Non-EMEA Territory without first having consulted with Elan and then only with Elan's express written consent.

          5.13 PRODUCT DATA. Ligand shall, upon receiving a written request from Elan, supply technical information on the Product and methods of manufacture to the extent that such information is necessary both to enable Elan to fulfill its obligations under this Agreement, including compliance with any statutory or regulatory requirements of or a request by any Governmental Authority.

          5.14 INSPECTION. Ligand will ensure that upon receiving *** advance notice in writing from Elan, it shall permit Elan, Dealers and any Governmental Authority to inspect its facilities and records and the facilities and records of any Third Party manufacturer of the Products (in each case in the company of a representative of Ligand) to the extent reasonably necessary to enable Elan, Dealers and any Governmental Authority to verify compliance with any relevant statutory or regulatory requirements which are applicable to the manufacture of the Products.

          5.15 INVENTORY REQUIREMENTS. Elan shall use all reasonable efforts to maintain at all times a supply of Products in each country of the Territory equivalent to at least *** forecasted requirements.

          5.16 CANCELLATION AND RESCHEDULING. Ligand will use its reasonable best efforts to honor any request of Elan to reschedule shipment of any order accepted by Ligand. For Panretin(TM) and Targretin(TM) capsules, orders for bulk capsules or capsules in unlabeled bottles accepted by Ligand may be canceled by Elan, provided that Elan cancels the order at least *** in advance of the shipment date and pays a cancellation charge equal to *** of the order price. No cancellation shall be allowed for any other Products once a firm order has been accepted by Ligand.

          5.17 TERMS OF SHIPMENT AND TRANSFER OF TITLE. All shipments of Products shall be made in Ligand's standard shipping packages CIP to Elan to a single port of entry agreed upon by the Parties. Unless otherwise agreed in writing between the Parties, Ligand shall select the method of shipment and the carrier, and Elan shall be responsible for all actions and documents necessary to obtain clearance to import the Products into the Territory.



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          5.18 PRODUCT AVAILABILITY; ALLOCATION OF PRODUCT. Ligand will use its reasonable efforts to deliver to Elan the Products in the quantities and at the dates specified on the orders submitted by Elan. In the event of a shortage of any Product (whether or not such shortage is due to any breach of this Agreement by Ligand), Ligand shall notify Elan as soon as practicable. Elan shall be entitled as a minimum to receive that quantity of the Product in question which bears the same proportion to the total quantity of that Product available as the quantity of that Product sold to Elan in the *** preceding the supply shortage (or, for those countries where that Product has not yet been launched, the most recent forecasts for the next *** ) bears to all orders for that Product received by Ligand or for Ligand itself during that same *** period. Nothing in this Clause 5.18 shall prejudice Elan's other rights in respect of shortage of a Product.

          5.19 COMPENSATION FOR SHORTFALL. In the event that Ligand fails to supply Elan with all of its requirements (subject to the limitations set forth in Clauses 5.1 and 5.3) of one or more Products for a continuous period of time *** which results in a failure by Elan to supply the market (whether or not such failure to supply is due to any breach of this Agreement by Ligand, but not in circumstances where such failure is due to any breach of this Agreement by
Elan), Ligand shall pay to Elan on a monthly basis an amount equal to the Compensation (as defined below) for each Product in question for the relevant Undersupply Period (as defined below); provided that

               (a) Elan shall have a duty to mitigate its losses arising therefrom (but for the avoidance of doubt, not including taking up by itself or a Third Party the manufacture of the Product(s) under Clause 5.20 in circumstances where the same would be uncommercial or impractical or before Ligand has itself used commercially reasonable efforts to qualify an alternative source of supply as required by Clause 5.20(b)); and

               (b) ***
                   ***
                   ***

                                            ***
                                            ***
                                            ***

         For purposes of this Clause 5.19,           ***
                                                     ***
                                                     ***

                                                     ***
                                                     ***
                                                     ***



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          5.20 ELAN'S RIGHTS TO MANUFACTURE PRODUCT(S). If Ligand determines that it will not be able to fulfil at least *** of Elan's aggregate forecasted requirements for one or more Product(s) for *** or more:

               (a) it shall promptly notify Elan; and

               (b) thereafter Ligand shall use commercially reasonable efforts to qualify, or to have a Third Party (which Ligand may appoint with Elan's consent, not to be unreasonably withheld or delayed) manufacture the Product(s) in question in place of Ligand or its then-Third Party manufacturer. *** *** ***

               (c) in the event that Ligand does not meet its obligations under Clause 5.20(b) or reasonably determines that it cannot meet such obligations and notifies Elan thereof, or in any event, is unable within *** of notifying Elan under Clause 5.20(a) to commence the process of obtaining any necessary Regulatory Approvals, then Elan may, after due consultation with Ligand and at its expense, take such steps as are appropriate to enable manufacture of the Products in question through itself or a Third Party reasonably acceptable to Ligand. Ligand shall reasonably cooperate in and assist with such steps, including:

                    (i)                     ***
                                            ***
                                            ***

                    (ii) providing Elan with access to the Intellectual Property
                         Rights which are related to such Product(s) and which are necessary to give effect to the provisions of this Clause 5.20(c), all to the extent Ligand has the right to provide access, including providing practical performance advice, shop practice, specifications as to materials to be used and control methods, and reasonably assisting Elan with the working up and use of such Intellectual Property Rights related to such Product(s) and with the training of Elan's or the nominated Third Party's personnel to the extent which may reasonably be necessary; or

                    (iii) at its cost, taking such steps as are required for
                         obtaining any necessary Regulatory Approval of Elan's or such nominated Third Party's manufacture of the Product(s) in question in the EMEA Territories and providing such assistance to Elan as may be reasonably necessary to enable Elan to obtain any necessary Regulatory Approval of Elan's or such nominated Third Party's manufacture of the Product(s) in question in the Non-EMEA Territories.




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     6. REGISTRATION SERVICES AND PAYMENTS.

          6.1 INITIAL PAYMENT. On execution of this Agreement Elan shall make a non-refundable initial payment to Ligand in the sum of *** in consideration of the grant of rights under this Agreement for the Products discovered and developed by Ligand and listed in APPENDIX A.

          6.2 ADDITIONAL PAYMENTS. In consideration of the grant of rights under this Agreement, Elan shall make the following additional non-refundable payments to Ligand, if and when the indicated milestones are achieved:

               (a) *** upon submission of an application for Marketing Authorization Approval to the EMEA for Targretin(R)gel;

               (b) *** upon the grant of Marketing Authorization Approval for the European Union for Targretin(R)gel;

               (c) *** upon the grant of Marketing Authorization Approval for the European Union for Targretin(R)capsules;

               (d) *** upon submission of an application for Marketing Authorization Approval to the EMEA for Ontak;

               (e) *** upon the grant of Marketing Authorization Approval for the European Union for Ontak; and

               (f) *** upon the grant of Marketing Authorization Approval for the European Union for Targretin capsules for a breast cancer indication or a non-small cell lung cancer indication.

          6.3 INITIAL SUPPLY PAYMENT. Due to the difficulty of estimating future Net Sale Prices, Ligand shall invoice Elan for all Products supplied at the US dollar denominated Floor Price and payment of such invoice shall be due within *** of the date of the invoice.

          6.4 ADJUSTING PAYMENT. Within *** of the end of each calendar quarter (commencing after Elan has made the first commercial sale of any Product), Elan shall calculate the amount of an additional payment from Elan to Ligand (if any) as follows: in respect of each Product and for the quantities supplied in each country of the Territory, Elan shall pay to Ligand the amount (if any) by which the product of the Net Sale Price and the relevant proportion for that Product set out in APPENDIX B exceeds the Floor Price in respect of the Product in each country of the Territory. Such adjusting payment shall be made within *** from the end of each calendar quarter (commencing after Elan has made the first commercial sale of any Product). For purposes of this calculation, the Net Sale Price shall be converted into US dollars at the mid-price exchange rate between the local currencies and the US dollar as published in THE FINANCIAL TIMES on the day on which such additional payment is calculated. For the



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avoidance of doubt, in no instance shall the result of these calculations cause a negative adjustment to the Floor Price.

          6.5 LATE PAYMENTS. Whenever a late payment is due to a cause attributable to a Party, all amounts not paid to the other Party when due shall accrue interest daily at the lesser of an annual rate of *** *** until paid in full.

          6.6 TAXES. All sums payable hereunder are expressed to be exclusive of VAT or other similar tax. Notwithstanding the foregoing, any income or other taxes on any monies payable to Ligand which Elan is required by law to pay or withhold on behalf of Ligand, shall be deducted by Elan from such monies due. Elan shall furnish Ligand with proof of such payments. Any such tax required to be paid or withheld shall be an expense borne solely by Ligand. Elan shall promptly provide Ligand with a certificate or other documentary evidence to enable Ligand to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by Elan. At Ligand's request, Elan shall reasonably cooperate to support any claim by Ligand for such a refund or credit. The Parties will reasonably cooperate in completing and filing documents under the provisions of any applicable tax treaty or under any other applicable law, in order to enable Elan to make such payments to Ligand without any deduction for withholding.

     7. MARKETING AND PROMOTION.

          7.1 ***


                                    ***
                                    ***
                                    ***

          7.2 ***


                                    ***
                                    ***
                                    ***

          7.3 MARKETING MATERIALS. In the promotion and marketing of each Product, Elan shall, at its sole discretion and in accordance with each European Strategic Marketing Plan, develop sales literature and promotional materials from materials provided by Ligand pursuant to Clause 7.4. Elan shall have the right to prepare other product descriptions and other promotional and marketing materials relating to the Products; provided however, that (a) all costs and expenses incurred by Elan in the preparation and distribution of such product descriptions and other promotional and marketing materials shall be borne solely by Elan; (b) Elan shall provide to Ligand all such product descriptions and promotional and marketing materials on a timely basis to allow Ligand to fulfill its obligations with the relevant European Union Marketing Authorization Approval(s) and/or all other applicable rules and regulations in the EMEA Territories; and (c) Elan shall ensure that all such product descriptions and promotional and



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

marketing materials comply with the relevant European Union Marketing Authorization Approval(s) and/or all other applicable rules and regulations in the Non-EMEA Territories.

          7.4 PRODUCT LITERATURE. To the extent that it is legally and contractually permitted to do so, Ligand will share with Elan samples of product descriptions, sales aids and advertising and promotional materials developed and used by Ligand, its other distributors or licensees (collectively "Promotional Materials") in respect of each Product as soon as practicable. Elan shall bear all costs of reproducing and/or adapting such Promotional Materials for use within the Territory, and Ligand hereby grants to Elan a royalty free, non-exclusive license during the Term to reproduce and/or adapt the Promotional Materials only for the purpose of promoting the Products in the Territory. Elan shall retain the copyright in any such adaptation of the Promotional Materials (the "Elan Promotional Materials"). Elan agrees to provide to Ligand on request samples of the Elan Promotional Materials, and Elan hereby grants to Ligand a royalty free, non-exclusive license during the Term to reproduce and/or adapt the Elan Promotional Materials only for the purpose of promoting the Products or assisting other distributors of the Products in their own promotional campaigns.

     8. OBLIGATIONS OF ELAN.


          8.1 DILIGENT EFFORTS. Elan shall use its diligent efforts to market and sell the Products within the Territory at its own expense, including but not limited to professional sales calls on target medical audiences (e.g. physicians, hospitals, pharmacists, etc.), advertising the Products in appropriate media and participating in trade shows, conferences, expositions, and promotional seminars, all with due consideration for the local marketing environment in the Territory. Elan shall conduct its marketing activities in a lawful manner with appropriate or applicable standards of pharmaceutical product promotional practices, fair trade, fair competition, and business ethics, and shall cause its employees and Dealers to do the same. Elan shall also comply with the following diligence obligations:

               (a) following the Effective Date, Elan shall submit an application for marketing authorization approval in each country of the Territory for each Product within the time after the Effective Date set forth in the corresponding second column of the table below (subject to the receipt by Elan of the complete EMEA dossier for such Product no less than *** prior to the time set forth in the corresponding second column of the table below and subject to the timely provision by Ligand of such information as Elan may reasonably request for the purposed of obtaining such approval in the Non-EMEA Territories); and

               (b) after receipt of Pricing Approval for a Product in a country of the Territory and subject to an appropriate level of supply being available to Elan, Elan shall launch such Product in such country within the time after such receipt of Pricing Approval set forth in the corresponding third column of the table below.

                                            ***
                                            ***
                                            ***



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     Failure to meet either diligence obligation for a Product in a country shall give Ligand the right, in its sole discretion, with *** prior written notice (if Elan has failed to cure either such diligence obligation within such *** period), to either (i) *** in which case *** *** or (ii) *** In the event that Ligand determines to *** as set forth in the immediately preceding sentence, any *** *** in that country shall be on *** *** *** The right of Ligand so to *** in respect of any failure of Elan to comply with its obligations under this Clause 8.1.

          8.2 OFFICES AND PERSONNEL. Elan shall maintain offices adequate to market and support the Products within the Territory and shall retain and have at its disposal at all times an adequate staff of trained and qualified personnel to perform its obligations under this Agreement.

          8.3 DEALERS. Elan may appoint only Dealers pursuant to the terms and conditions set forth in Clause 2.1. Any such appointment shall be made in writing, and shall terminate upon the expiration, non-renewal, or termination of this Agreement for any reason; provided, however, that:

               (a) Elan shall not undertake to grant to any Dealer any rights greater than those which are granted by Ligand to Elan under this Agreement;

               (b) in order to protect the goodwill of Ligand and the Products in the Territory, Elan shall secure the agreement of each and every Dealer that it shall assume the same obligations where applicable as have been assumed by Elan under this Agreement; and

               (c) Elan shall defend, indemnify and hold Ligand harmless against any claim, loss, liability or expense (including attorney's fees and court costs) arising out of or based upon (1) any act or omission of any Dealer, or
(2) any claim made by any Dealer against Ligand, other than a claim arising from any alleged design or manufacturing defect in any Product.

          8.4 ALTERATIONS. Elan shall ensure that the Products are distributed, sold, and advertised in the form and with the labeling or marking designated by Ligand and in accordance with the applicable regulations in the Territory and, in particular, shall not alter, remove, or deface any Trademark. Elan acknowledges that it shall have no right to sell any products under Ligand's name or trademark if they were not originally manufactured or supplied by, or on behalf of, Ligand.

          8.5 CLINICAL EVALUATIONS. Elan may formulate and conduct clinical evaluations of the Products which are approved by Ligand, such approval not to be unreasonably withheld. Results from any such clinical evaluation shall be shared with Ligand and shall not be publicly disclosed or disclosed in confidence to any Third Party without Ligand's prior written approval, such approval not to be unreasonably withheld.




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          8.6 INSURANCE. Both Parties shall obtain and at all times during the term of this Agreement maintain, and bear the cost of, adequate and appropriate insurance including comprehensive general liability insurance which is adequate to cover their respective activities under this Agreement, subject to the use by either Party of such self-insured excess as it shall from time to time reasonably implement. A certificate of insurance and any other documentation necessary to prove compliance with this provision will be provided to the other Party upon request. Each Party shall notify the other not less than *** prior to the termination or reduction of such coverage.

     9. REPORTING OBLIGATIONS AND PRODUCT RECALL.

          9.1 RECORD KEEPING. At all times during the term of this Agreement, Elan shall maintain at its principal place of business full, complete and accurate books of account and records with regard to its activities under this Agreement, including, without limitation, records of all sales of the Products including the names of customers to whom Products are sold and total gross sales and net sales for each calendar quarter. Upon reasonable notice, and not more than twice a year, Elan shall grant Ligand or its representatives access during normal business hours to any premises of Elan in order that Ligand, at its expense, may inspect Elan's books and premises related to the Products for the sole purpose of verifying and enforcing compliance by Elan with its obligations under this Agreement; provided, however, that Elan shall reimburse Ligand for the full amount of the inspection costs if any inspection under this Clause 9.1 reveals an underpayment by Elan of not less than *** of the total amount payable by Elan to Ligand hereunder with respect to the period in question; provided that Ligand shall have the burden of establishing the same.

          9.2 REPORTS. Elan shall provide Ligand with quarterly operation reports of Elan's activities to register, develop and market the Products in the Territory. Elan shall cause its Dealers to prepare and submit to Elan on a timely basis similar reports and shall include information from such reports in the quarterly operation reports provided by Elan hereunder. Each such report shall be due within *** after the end of the quarter to which it relates. Each report shall include:

               (a) a monthly compilation of all Products distributed by Elan and its Dealers, if any, including the revenues derived therefrom and a breakdown of the prices charged in respect of each Product; and

               (b) a list of the amount of inventory by country on hand as of the end of each quarter; and

               (c) monthly gross and net sales on a per Product, per country basis in local currency only.

          9.3 ANNUAL STATEMENTS. Elan shall provide Ligand with annual statements within *** after the end of each calendar year showing annual sales figures and the amount of inventory on hand as at December 31 of each year. Elan shall cause its Dealers to prepare and submit to Elan on a timely basis similar reports and shall include information from such reports



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

in the annual statements provided by Elan hereunder. Such annual statements shall also contain a summary of all promotional activities undertaken by Elan with respect to the Product during the preceding calendar year, and current credit references.

          9.4 ADVERSE EVENT REPORTING. Each Party shall give the other Party immediate notice, which shall be promptly confirmed in writing, of any occurrence that involves any material complaint about the safety or effectiveness of any Product, including a claim for death or injury following administration of the Product (that is plausibly related to the administration of the Product). Further, during the term of this Agreement, each Party shall give the other Party prompt written notice of any occurrence that involves any other matter arising out of this Agreement that must be reported to a Governmental Authority. The Parties agree that within *** following the Effective Date representatives of each Party with responsibility for the safety surveillance and pharmacovigilance of the Products shall meet to develop detailed procedures regarding the format, timing and content of the safety information to be exchanged between the Parties, and shall meet periodically thereafter to update the procedures.

          9.5 PRODUCT RECALL.(a) Voluntary Recall. If either Party establishes a need to recall a Product for non-conformities with the Product specifications therefor (other than such non-conformities that would require recall pursuant to the requirements of applicable laws or regulations), it shall so notify the other Party. If the other Party does not agree that the relevant Product does not comply with such specifications, the dispute shall be settled as set forth in Clause 5.10. If the Parties agree as to such non-conformity or such non-conformity is determined pursuant to Clause 5.10, then a decision shall be made mutually as to the appropriate Party that will lead/coordinate the recall in a commercially reasonable manner with the other Party's full cooperation. The lead/coordination role shall typically be taken by the holder of the Regulatory Approval in the country in which the recall is to take place with full consultation by the other Party. A joint recall administration team shall be established with an equal number of nominated individuals from both Parties participating. A final report must be completed by the recall administration team and delivered promptly to the other Party.

               (b) Required/Requested Recall. In the event that the relevant regulatory authority requests or otherwise advises of the probable need for a recall of a Product for any reason whatsoever, then an individual from one of the Parties shall be nominated to lead/coordinate the recall. The lead/coordination role shall typically be taken by the holder of the Regulatory Approval in the country in which the recall is to take place with full consultation by the other Party. A joint recall administration team shall be established with an equal number of nominated individuals from both Parties participating. If the Parties are unable to agree as to whether or not the underlying reason for the recall is a non-conformity of the Product in question with its specification, and/or whether or not Ligand or Elan is responsible for such non-conformity, the Parties shall submit a sample of the recalled Product for analysis pursuant to Clause 5.10. If a Party is notified by a regulatory authority that a recall is required or requested, it shall promptly give to the other Party written notice and full details of the request to recall.



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               (c) Cost of Recall.

                    (i) In the event that the principal reason for the recall under this Clause 9.5 of the Product in question is Ligand's negligence or willful misconduct, its failure to supply Products conforming to the specifications therefor, or Ligand's failure to comply with applicable laws or regulations, then *** *** In the event that the principal reason for the recall under this Clause 9.5 is Elan's negligence or willful misconduct, its failure to handle or store Products in conformity with the specifications therefor, or Elan's failure to comply with applicable laws or regulations, *** *** ***

                    (ii) In the event that the reason that the recall of the
                         Products under this Clause 9.5 was legally required is not one of those set forth in Clause 9.5(c)(i), *** ***
                         *** ***

     10. NON-DISCLOSURE OF AGREEMENT AND PUBLICITY. Neither Party shall disclose any information about this Agreement without the prior written consent of the other. Consent shall not be required, however, for (a) disclosures to tax authorities or to bona fide potential Dealers, to the extent required or contemplated by this Agreement, provided, that in connection with such disclosure, each Party agrees to use its commercially reasonable efforts to secure confidential treatment of such information; (b) disclosures of information for which written consent has previously been obtained, or (c) information which had previously been publicly disclosed. Each Party shall have the further right to disclose the terms of this Agreement as required by applicable law, including the rules and regulations promulgated by the Securities and Exchange Commission and/or the regulatory bodies/authorities governing securities issues in foreign jurisdictions and to disclose such information to stockholders or potential investors as is customary for publicly-held companies (as the case may be at the time of disclosure), provided the disclosing Party provides to the other Party, to the extent practicable, a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure, and, to the extent practicable, consults within a reasonable time in advance of the proposed disclosure with the other on the necessity for the disclosure and the text of the proposed release. Any copy of this Agreement to be filed with the Securities and Exchange Commission shall be redacted to the reasonable satisfaction of both Parties; provided, however, in the event that the Securities and Exchange Commission objects to the redaction of any portion of the Agreement after the initial submission, the filing Party shall inform the other Party of the objections and shall in good faith respond to the objections in an effort to limit the disclosure required by the Securities and



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Exchange Agreement, but in any event the filing Party shall be free to include any portions of the Agreement it deems necessary to respond to the objections in any future filings.

     11. COVENANTS OF ELAN.

          11.1 RESTRICTIONS. To the extent permissible by law, Elan is prohibited from:

               (a) advertising, circulating price lists or otherwise soliciting orders for the Products, and from establishing or maintaining branches, sales offices or distribution depots, in any territory reserved by Ligand or allocated by Ligand to another distributor for the distribution of the Products;

               (b)             ***
                               ***
                               ***

     12. INTELLECTUAL PROPERTY RIGHTS.

          12.1 ACKNOWLEDGMENT. Elan acknowledges that, prior to entering into this Agreement, it has no right, title or interest in and to any and all Intellectual Property Rights pertaining to the Products. Elan shall not at any time during or after the term of this Agreement take any act or step impairing the Intellectual Property Rights or do anything that may otherwise adversely affect the Intellectual Property Rights, provided that any legal proceedings or oppositions shall not be deemed to be such an act or step.

          12.2 TRADEMARKS AND TRADE NAMES.(a) Subject to the terms and conditions of this Agreement, Ligand hereby grants to Elan an exclusive license within the Territory to use the Trademarks solely for the purposes of marketing, promoting, selling and distributing the Products under this Agreement.

               (b) Elan shall use and have used the Trademarks, as indicated on APPENDIX C, and no other trademarks or trade names other than a brand name in connection with Elan's oncology franchise, in connection with its marketing, promotion, sale and distribution of the Products in each country of the Territory, unless otherwise agreed by the Parties; provided, however, that Elan may use its own trademarks and trade names on product packaging, brochures and other promotion materials to identify itself as the distributor of the Products.

               (c) Elan's use of the Trademarks shall be consistent with standards for trademark use that are generally accepted within the pharmaceutical industry. Ligand shall have the right to audit Elan's trademark use. Elan shall remedy any non-compliant use identified by Ligand as soon as is possible using commercially reasonable efforts after notification by Ligand. Elan further agrees to provide copies of all such materials to Ligand for review and approval prior to publication and distribution. Ligand agrees that its approval of such materials will not be unreasonably withheld. The Parties agree that Ligand will have been deemed to approve any such materials if it does not respond to Elan within *** after having received said materials.



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               (d) Elan hereby agrees to and recognizes Ligand's exclusive ownership of the Trademarks. Elan agrees not to take any action inconsistent with such ownership and further agrees to take any action, at Ligand's expense, which Ligand reasonably deems necessary to establish and preserve Ligand's exclusive rights in and to the Trademarks including but not limited to cooperating in the registration of the Trademarks on the trademark registry or other appropriate registration procedure within the Territory.

               (e) The Parties agree that all use of the Trademarks by Elan shall be for the sole and exclusive benefit of Ligand and the goodwill and reputation accrued in connection with Elan's use of the Trademarks shall accrue to Ligand. In the event Elan acquires any right, title or interest in or to or relating to the Trademarks for any reason, effective immediately upon the expiration or termination of this Agreement Elan hereby assigns, at no cost, all such right, title and interest, together with any related goodwill or reputation, to Ligand. Elan agrees to promptly execute all documents reasonably requested by Ligand in connection with such assignment.

               (f) Elan shall not adopt, use, or register any acronym, trademark, trade names, service mark or other marketing name that is confusingly similar to the Trademarks or the Ligand name, and shall not use the Trademarks or the Ligand name other than in connection with distribution of Products pursuant to this Agreement.

               (g) Ligand shall have the right to select additional Trademarks and register them at its expense, and such Trademarks shall be owned by Ligand and added to APPENDIX C, initially as secondary Trademarks. If (i) a regulatory agency does not approve the then-current primary Trademark indicated on APPENDIX C, (ii) a Third Party asserts that such Trademark infringes its trademarks,
(iii) such Trademark is successfully opposed by a Third Party, (iv) a petition to cancel such Trademark is filed by a Third Party, (v) there is an infringement of such Trademark by any Third Party against which Ligand does not enforce its rights pursuant to Clause 12.3 or (vi) there is a bona fide issue with such Trademark which is supported by an opinion of Elan's outside trademark attorneys, then Ligand shall designate one of the secondary Trademarks (as indicated on APPENDIX C) as a replacement primary Trademark. If there are no remaining secondary Trademarks, Elan shall have the right to select another trademark of its choosing with the consent of Ligand, which consent shall not be unreasonably withheld. Any such trademark selected by Elan shall be registered in the name of Ligand, at Ligand's expense, shall be added as a Trademark to APPENDIX C and shall be owned by Ligand.

          12.3 THIRD PARTY CLAIMS.(a) Elan shall promptly notify Ligand of any claims or objections that its use of the Intellectual Property Rights in connection with the marketing, support or service of the Products may or will infringe the copyrights, patents, trademarks or other proprietary rights of another Person ("Ligand Third Party Claim"). If Elan is served with a legal action or otherwise forced to respond in a legal proceeding due to a Ligand Third Party Claim, Ligand shall conduct the defense of such Ligand Third Party Claim at its own cost. For that purpose, Elan shall (1) without delay, tender the defense of such Ligand Third Party Claim to Ligand; and (2) render Ligand all reasonable assistance, at Ligand's expense, in connection with the defense of any such Ligand Third Party Claim or objection, whether in the courts, before administrative agencies, or otherwise. Elan shall not, except as required by law,



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                                       23

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knowingly make any admission to jeopardize, compromise or otherwise limit the validity of Intellectual Property Rights.

               (b) Ligand shall promptly notify Elan of any claims or objections that Elan's use of the Elan Promotional Materials in connection with the marketing, support or service of the Products may or will infringe the copyrights, patents, trademarks or other proprietary rights of another Person ("Elan Third Party Claim"). If Ligand is served with a legal action or otherwise forced to respond in a legal proceeding due to an Elan Third Party Claim, Elan shall conduct the defense of such Elan Third Party Claim at its own cost. For that purpose, Ligand shall (1) without delay, tender the defense of such Elan Third Party Claim to Elan ; and (2) render Elan all reasonable assistance, at Elan's expense, in connection with the defense of any such Elan Third Party Claim or objection, whether in the courts, before administrative agencies, or otherwise. Ligand shall not, except as required by law, knowingly make any admission to jeopardize, compromise or otherwise limit the validity of intellectual property rights related to the Elan Promotional Materials.

          12.4 INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. Elan shall promptly notify Ligand of any infringement or suspected infringement of Intellectual Property Rights in the Territory relating to the Products of which it becomes aware, and provide Ligand with any available evidence of such infringement or suspected infringement. Unless: (a) otherwise agreed in writing by Elan; or (b) Ligand has a bona fide belief to the effect that proceedings in respect of such infringement or suspected infringement of the Intellectual Property rights would not have a reasonable prospect of success, which belief is supported by an opinion of Ligand's outside intellectual property attorneys ("Counsel"), or to the effect that such proceedings would otherwise not be commercially reasonable, Ligand shall institute enforcement proceedings ("Enforcement Proceedings") in respect of such infringement or unauthorized use of Intellectual Property Rights in the Territory and shall use reasonable efforts to pursue such proceedings. Ligand shall not make any admission, settle or compromise such proceedings save with the consent of Elan or upon written advice of Counsel. Elan agrees to provide all reasonable co-operation and assistance to Ligand in relation to any such Enforcement Proceedings (and agrees to be named as a party if legally required). Any reasonable fees and costs borne by Elan shall be reimbursed by Ligand. Ligand shall be entitled to deduct its reasonable expenses in relation to such Enforcement Proceedings (including reasonable attorney's fees and expenses and reimbursements to Elan) from any recovery and any remaining amount shall be distributed pro rata among the Parties in which Elan shall receive *** of any remaining recovery and Ligand shall receive *** of any remaining recovery.

     13. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

          13.1 NON-DISCLOSURE OBLIGATIONS. During the term of this Agreement, the Disclosing Party will disclose certain Confidential Information to the Receiving Party to permit the Receiving Party to perform its obligations under this Agreement. The Receiving Party shall refrain from using or exploiting any and all Confidential Information for any purposes or activities other than those expressly authorized in this Agreement. The Receiving Party agrees that such Confidential Information shall be kept secret by the Receiving Party during the term of



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this Agreement and after the expiration hereof. The Receiving Party shall disclose Confidential Information only to its agents, representatives or employees with a need to know and shall implement appropriate security measures in order to avoid the disclosure or misappropriation of such Confidential Information.

          13.2 CONFIDENTIALITY AGREEMENTS. Both Parties shall ensure that each of their directors, officers and employees and the directors, officers and employees of, respectively, Dealers and agents, and Ligand's assignees, who will receive Confidential Information pursuant to Clause 13.1 shall at all material times be bound by appropriate undertakings as to the confidentiality of such information. Elan and Ligand, respectively, shall at their own expense undertake the enforcement of any such obligations of confidentiality in the event of any breach thereof.

          13.3 OWNERSHIP OF OTHER PARTY'S MATERIALS. All files, lists, records, documents, drawings, specifications and records, whether in written or electronic form, which incorporate or refer to all or a portion of a Party's Confidential Information shall remain the sole property of that Party. Such materials shall be promptly returned (a) upon that Party's reasonable request, or (b) in accordance with Clause 17.2 of this Agreement upon termination of this Agreement, whichever is earlier.

          13.4 EXCEPTIONS. The provisions of this Clause 13 shall not apply, or cease to apply, to information supplied by Ligand if it (a) was already known to Elan (the burden of establishing which shall be Elan's); (b) came into the public domain without breach of confidence by Elan or any other Person; (c) was received by Elan from a Third Party without restrictions on their use in favor of Ligand; or (d) is required to be disclosed pursuant to any statutory or regulatory provision or court order.

     14. LIGAND REPRESENTATIONS, WARRANTIES, INDEMNITIES AND LIMITATIONS OF LIABILITY.

          14.1 PRODUCTS AND THIRD-PARTY AGREEMENTS. Ligand represents and warrants to Elan that as of the Effective Date:

               (a) the patents set forth in APPENDIX D owned or licensed by Ligand in the Territory that covers the Products are, to the best of Ligand's knowledge, not invalid or unenforceable, in whole or in part;

               (b) Ligand is not in any material breach (including any such breach which would or might prejudice the rights of Elan) of any agreement with Third Parties relating to the Products or the Intellectual Property Rights (the "Third Party Agreements");

               (c) each Third Party Agreement is in full force and effect and has not been terminated;

               (d) there are no existing or claimed defaults under any Third Party Agreement by Ligand and, to the best of Ligand's knowledge, by the other party to such Third Party Agreement and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default under a Third Party Agreement by Ligand, or, to the best of Ligand's knowledge, by any other party,


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

other than a default, act or omission which would not have a material adverse effect on the rights granted to Elan hereunder ("Material Adverse Effect");

               (e) there are no existing or, to the best of Ligand's knowledge, threatened actions, suits or claims pending against Ligand with respect to the Products or the Intellectual Property Rights in the Territory; and

               (f) to the best of Ligand's knowledge, the sale and use of the Products in the Territory does not infringe the proprietary rights of any Third Party in the Territory.

          14.2 PRODUCT SUPPLY WARRANTIES. Ligand represents and warrants that each Product supplied hereunder shall:

               (a) conform in all material respects to the Product specifications therefor, as published by Ligand from time to time consistent with the data contained in the Regulatory Approvals;

               (b) be manufactured in accordance with current Good Manufacturing Process ("cGMP") as set forth in the US Food, Drug, and Cosmetic Act, as amended from time to time, and applicable regulations and guidelines thereunder and other applicable FDA and other rules and regulations of the United States or applicable non-United States regulatory authorities in the Territory;

               (c) not be adulterated or misbranded; and

               (d) have a shelf life of one year or more (or in the case of Ontak, nine months or more) from the date of shipment to Elan. The aforementioned shelf life terms shall be proportionally increased from time to time in accordance with improved stability data.

     The representations and warranties set forth in this Clause 14.2 shall be deemed to be repeated upon each occasion when Ligand supplies Product to Elan under this Agreement.

          14.3 MANUFACTURING FACILITIES. Without prejudice to Clause 14.2, Elan acknowledges that Ligand uses Third Party manufacturers to manufacture the Products. Ligand shall notify Elan promptly following notification itself of any failure of such Third Party manufacturer to manufacture any of the Products in accordance with applicable laws and regulations.

          14.4 MATERIAL MATTERS. Ligand represents and warrants that, as of the Effective Date, it has made to Elan appropriate disclosure of, and has not misrepresented, any material matters relating to the Intellectual Property Rights, marketing, adverse events, supply, clinical and regulatory information pertaining to the Products in the Territory.

          14.5 GENERAL WARRANTIES AND COVENANTS. Ligand represents, warrants and covenants that:

               (a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware U.S.A. and has the corporate power to execute this Agreement and to perform its obligations hereunder;

               (b) the person or persons executing this Agreement on behalf of Ligand have been duly authorized to do so by all requisite corporate or other actions of Ligand;

               (c) this Agreement is the legal, valid and binding obligation of Ligand, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity;

               (d) the execution, delivery and performance of this Agreement by Ligand does not and will not conflict with or result in a breach of any material agreement, instrument or understanding, oral or written, to which Ligand is a party or by which Ligand may be bound, nor violate any law or regulation of any court or Governmental Authority having jurisdiction over Ligand;

               (e) Ligand will maintain at all times during this Agreement all necessary Regulatory Approvals which are, according to Clause 4, the responsibility of Ligand;

               (f) Ligand shall throughout the Term keep Elan adequately informed of the following, insofar as they reasonably could be expected to have a material adverse effect on the rights granted to Elan hereunder ("Material Adverse Effect"):

                    (i) any matter which comes to Ligand's knowledge which does or might affect the validity or enforceability in the Territory, in whole or in part, of the patents set forth in APPENDIX D;

                    (ii) any matter which comes to Ligand's knowledge whereby
                         the sale of the Products by Elan does or may infringe the proprietary rights of a Third Party in the Territory;

                    (iii)the termination of any Third Party Agreement or any
                         other matter which materially affects the continuance of such Third Party Agreement in force;

                    (iv) Ligand's transactions, arrangements and business under the Third Party Agreements that relate to the transaction contemplated hereunder, and Ligand shall provide Elan with any written notices delivered by any other party thereunder that relate to the transactions contemplated hereunder;

                    (v) any existing or claimed defaults under any Third Party Agreement by Ligand or any other party thereto; and any event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default under a Third Party Agreement by Ligand, or, to Ligand's knowledge, by any other party; and

                    (vi) any actions, suits or claims threatened in writing or pending against Ligand with respect to the Products or the Intellectual Property Rights; and

               (g) during the Term, Ligand (i) shall comply with all of the material terms and conditions of the Third Party Agreements and (ii) shall not assign its rights under any Third Party Agreement, other than a failure to comply or an assignment which would not have a Material Adverse Effect.

          14.6 INDEMNITY. Ligand shall defend, indemnify and hold Elan and its shareholders, managers, officers, directors, agents and employees harmless against any and all losses, damages, claims, liabilities, costs and expenses (including reasonable attorney's fees) resulting from (a) the personal injury to or death of any person caused by the defective design and/or manufacture of the Products when supplied to Elan by Ligand or by Ligand's appointee, including the failure of any Products to meet their Product specification; (b) Ligand's transportation, storage, use and handling of the Products and the disposal of hazardous materials in connection with the manufacture thereof; (c) any claim that may be made by reason of any damage caused by an act or omission of Ligand or any of its shareholders, managers, officers, directors, agents or employees whenever such act or omission is in connection with this Agreement contrary to the law and is so declared by a court of competent jurisdiction or as agreed by the Parties; or (d) any breach by Ligand of any of Ligand's representations and warranties set forth in this Agreement or of any other material term of this Agreement, so declared by a court of competent jurisdiction or as agreed by the Parties, provided that Elan promptly notifies Ligand in writing of any claim, action or suit potentially giving rise to an indemnification obligation hereunder. Ligand shall have the sole and absolute control of, and discretion in, the handling of the defense and/or settlement of any such claim, action or suit, including, without limitation, the selection of defense counsel, and Elan shall fully cooperate with Ligand in the defense and settlement of all such claims, actions or suits, provided, however, that Elan may take any appropriate action necessary to preserve or avoid prejudice to its interests, or the interests of Ligand as indemnitor, in the event that (1) notice to Ligand cannot be given in sufficient time for Ligand to take action, or (2) Ligand, after prompt notice and inquiry from Elan, fails to acknowledge its obligation to indemnify Elan under this clause.

          14.7 DISCLAIMERS. TO THE FULL EXTENT PERMITTED BY LAW, APART FROM THE FOREGOING WARRANTIES AND INDEMNITY, LIGAND MAKES NO ADDITIONAL REPRESENTATIONS OR WARRANTIES AND HEREBY DISCLAIMS ALL WARRANTIES, REPRESENTATIONS, AND LIABILITIES, WHETHER EXPRESS OR IMPLIED, ARISING FROM CONTRACT OR TORT (EXCEPT FRAUD), IMPOSED BY STATUTE OR OTHERWISE, RELATING TO THE PRODUCTS AND/OR ANY PATENTS OR TECHNOLOGY USED OR INCLUDED IN THE PRODUCTS, INCLUDING ANY WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR PURPOSE, CORRESPONDENCE WITH DESCRIPTION, OR NON-INFRINGEMENT.


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

          14.8 LIMITATION. IN NO EVENT WILL LIGAND BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING ANY LOSS OF PROFITS, EVEN IF LIGAND HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT THAT THIS LIMITATION SHALL NOT APPLY TO DAMAGES DIRECTLY OR INDIRECTLY ARISING FROM PERSONAL INJURY OR DEATH CAUSED BY THE DEFECTIVE DESIGN AND/OR MANUFACTURE OF THE PRODUCTS.

     15. ELAN'S WARRANTIES, INDEMNITY AND LIMITATIONS OF LIABILITY.

          15.1 GENERAL WARRANTIES AND COVENANTS. Elan represents, warrants and covenants to Ligand that:

               (a) it is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland and has the corporate power to execute this Agreement and to perform its obligations hereunder;

               (b) the person or persons executing this Agreement on behalf of Elan have been duly authorized to do so by all requisite corporate or other actions of Elan;

               (c) this Agreement is the legal, valid and binding obligation of Elan, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity;

               (d) the execution, delivery and performance of this Agreement by Elan does not and will not conflict with or result in a breach of any material agreement, instrument or understanding, oral or written, to which Elan is a party or by which Elan may be bound, nor violate any law or regulation of any court or Governmental Authority having jurisdiction over Elan;

               (e) Elan will maintain at all times during this Agreement all necessary Regulatory Approvals and Pricing Approvals which are, according to Clause 4, the responsibility of Elan;

               (f) all Affiliates of Elan are duly organized, validly existing and in good standing under the laws of the country in which they operate and have the power to perform all obligations under this Agreement that they are assigned by Elan;

               (g) it has made to Ligand appropriate disclosure of, and has not misrepresented, any material matters relating to Elan's promotion, marketing and distribution capabilities in the Territory; and

               (h) it shall at all times during the Term (including any extension thereof) comply with all rules and regulations applicable to the promotion, marketing and distribution of the Products in the Territory, including complying with storage requirements for any such Products as set forth in the applicable Regulatory Approvals, other than a failure to so


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

comply which would not have a material adverse effect on the promotion, marketing or distribution of the Products in the Territory.

          15.2 INDEMNITY. Elan shall indemnify and hold Ligand and its shareholders, managers, officers, directors, agents and employees (the "Ligand Indemnitees") harmless against any and all losses, damages, claims, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from (a) Elan's transportation, storage, use and handling of the Products; (b) any claim that may be made by reason of any damage caused by an act or omission of Elan or any of its shareholders, managers, officers, directors, agents or employees whenever such act or omission is in connection with this Agreement contrary to the law and is so declared by a court of competent jurisdiction or as agreed by the Parties; or (c) any breach by Elan of any of Elan's representations and warranties set forth in this Agreement or of any other material term of this Agreement, so declared by a court of competent jurisdiction or as agreed by the Parties, provided that a Ligand Indemnitee promptly notifies Elan in writing of any claim, action or suit potentially giving rise to an indemnification obligation hereunder. Elan shall have the sole and absolute control of, and discretion in, the handling of the defense and/or settlement of any such claim, action or suit, including, without limitation, the selection of defense counsel, and the Ligand Indemnitees shall fully cooperate with Elan in the defense and settlement of all such claims, actions or suits, provided, however, that a Ligand Indemnitee may take any appropriate action necessary to preserve or avoid prejudice to its interests, or the interests of Elan as indemnitor, in the event that (1) notice to Elan cannot be given in sufficient time for Elan to take action, or (2) Elan, after prompt notice and inquiry from a Ligand Indemnitee, fails to acknowledge its obligation to indemnify such Ligand Indemnitee under this clause.

          15.3 LIMITATION. IN NO EVENT WILL ELAN BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING ANY LOSS OF PROFITS, EVEN IF ELAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT THAT THIS LIMITATION SHALL NOT APPLY TO DAMAGES DIRECTLY OR INDIRECTLY ARISING FROM PERSONAL INJURY OR DEATH CAUSED BY THE DEFECTIVE DESIGN AND/OR MANUFACTURE OF THE PRODUCTS.

     16. TERMINATION.

          16.1 TERMINATION BY LIGAND. Ligand may terminate this Agreement, at its sole discretion: (1) in its entirety; or (2) in respect of any specified part of the Territory and/or any one or more of the Products only, by giving Elan *** written notice of termination, effective on the date such notice is received, in the event that:

               (a) Elan breaches any of its material obligations under this Agreement, and fails to cure such breach within *** of receiving a written notice from Ligand specifying such breach and requiring it to be cured; provided that such termination shall not be effective where such breach is incapable of cure within such *** period and where Elan has commenced good faith and commercially reasonable efforts to cure such breach within such *** period and cures such breach within *** after the receipt of notice of material breach;



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               (b) Elan enters into insolvency or bankruptcy or is unable to pay its debts as they fall due, or a trustee or receiver or the equivalent is appointed to Elan, or proceedings are instituted against Elan in the Territory relating to dissolution, liquidation, winding up (other than on a reconstruction), bankruptcy, insolvency or the relief of creditors, if such proceedings are not terminated or discharged within ***

               (c) *** following a change of control of Elan, beyond its corporate structure and owners on the Effective Date, or a sale or disposition by Elan to a Third Party other than its owners and companies in its corporate structure on the Effective Date of substantially all of its assets, if within such *** period following such change of control Ligand has suffered demonstrable and material harm to Ligand's commercial interests in the Products and Elan fails to cure such harm within *** of receiving a written notice from Ligand specifying such harm and requiring it to be cured. For the purposes of this Clause 16.1(c), the transfer (whether direct or indirect) of all or a majority of the capital stock of Elan or the merger, consolidation or reorganization of Elan beyond its corporate structure and owners on the Effective Date shall be considered a "change of control" of Elan;

               (d) any event of Force Majeure, as defined in Clause 19.7 hereof, occurs and prevents Elan from performing its obligations under this Agreement for a period of *** or more, provided there is no commercially reasonable alternative;

               (e) Elan ceases to carry on business in the marketing of pharmaceutical products in the Territory; or

               (f) an adverse event occurs which has substantially impaired the ability of Elan to continue to perform its obligations hereunder and Elan is unable to provide Ligand with adequate assurance of future performance.

          16.2 TERMINATION BY ELAN. Elan may terminate this Agreement, at its sole discretion: (1) in its entirety; or (2) in respect of any specified part of the Territory and/or any one or more of the Products only, by giving Ligand *** written notice of termination, effective on the date such notice is received, in the event that:

               (a) Ligand breaches any of its material obligations under this Agreement, and fails to cure such breach within *** of receiving a written notice from Elan specifying such breach and requiring it to be cured; provided that such termination shall not be effective where such breach is incapable of cure within such *** period and where Ligand has commenced good faith and commercially reasonable efforts to cure such breach within such *** period and cures such breach within *** after the receipt of notice of material breach;

               (b) any event of Force Majeure, as defined in Clause 19.7 hereof, occurs and prevents Ligand from performing its obligations under this Agreement for a period of *** or more, provided there is no commercially reasonable alternative; or



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                                       31

               (c) an adverse event occurs which has substantially impaired Ligand's ability to continue to perform its obligations hereunder and Ligand is unable to provide Elan with adequate assurance of future performance.

     17. RIGHTS AND OBLIGATIONS UPON TERMINATION/NONRENEWAL.

          17.1 CESSATION OF RIGHTS. Upon expiration or termination (collectively, the "Termination") of this Agreement for any reason whatsoever as provided herein all rights and obligations of the Parties hereunder shall cease, except as provided in Clauses 17.5 of this Agreement; provided, however, that Termination of this Agreement shall not relieve the Parties hereto of any obligations accrued prior to said Termination. Elan, following notice of Termination by Ligand, shall be entitled to purchase under the terms and conditions of this Agreement, any Products the orders which were accepted by Ligand prior to the effective date of Termination, even though shipment of the Products may be made subsequent to the date of Termination. Upon Termination by Ligand pursuant to Clauses 16.1, Elan shall immediately cease to use any advertising or promotional materials relating to the Products and discontinue any previously authorized use of the Trademarks and Confidential Information (except for activities permitted by the last sentence of Clause 17.3), and shall cease all conduct that might cause any Person to believe that Elan is a distributor of the Products or otherwise connected with Ligand. Upon Termination howsoever arising, Elan shall cease using the Promotional Materials and Ligand shall cease using the Elan Promotional Materials, and shall ensure that all other distributors of the Products cease to use the same.

          17.2 RETURN OF CONFIDENTIAL INFORMATION. Upon Termination, each Party shall promptly return to the other Party, or deliver to a Third Party designated by that other Party, and shall cause employees and Dealers, in the case of Elan, to return or deliver, all of the other's Confidential Information in written, recorded or other tangible form and other items in Elan's possession, which Ligand has furnished or supplied to Elan, or which Elan has furnished to its Dealers and employees, and all customer lists for the Products. If Elan purchased any such materials or other items, Elan shall be reimbursed in an amount equal to the net price paid by Elan for the same. For the avoidance of doubt, Ligand shall not be entitled to Elan's sales materials or customer lists for the Products.

          17.3 REPURCHASE OF INVENTORY. Ligand shall have the option, exercisable at its sole discretion by written notice to Elan within *** after Termination but subject to Elan's non-cancelable contractual obligations existing as of the Termination, to repurchase all or part of Elan's remaining inventory of Products. The price payable by Ligand upon the exercise of the option shall be the net price paid by Elan to Ligand for the Products, plus the costs of re-shipment to San Diego, California, or to such other destination as Ligand may designate. Upon receipt of Ligand's notice of exercise of its option pursuant to this clause, Elan shall ship its inventory of Products on hand to such location as Ligand may designate. If Ligand does not exercise its rights under this clause, Elan shall have the right to sell its existing inventory for a period of *** following the date of Termination.



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          17.4 REGULATORY APPROVALS, PRICING APPROVALS, TRADEMARKS AND OTHER
PRODUCT RIGHTS. Upon Termination of this Agreement as provided herein for any reason whatsoever, Elan shall immediately take all steps necessary to transfer to Ligand, or to Ligand's designee, any and all rights Elan may have to Regulatory Approvals, Pricing Approvals, Trademarks (including any related documents) and any other rights associated with the Products including Product-specific Approvals necessary for Ligand or its designee to commercialize the Products in the Territory, to the extent permitted by applicable law and at Elan's cost. Elan shall, at the time for application for Regulatory Approvals and Pricing Approvals, take all reasonable steps to ensure that such transfers may later be completed. If such transfer is not possible, Elan shall use its best efforts to arrange for Ligand or its designee to rely upon such Regulatory Approvals and Pricing Approvals and shall permit Ligand or its designee to use and reference such Regulatory Approvals or Pricing Approvals in its own applications.

          17.5 SURVIVAL OF NON-DISCLOSURE OBLIGATION. Notwithstanding the Termination of this Agreement, both Parties shall continue to abide by the terms of its non-disclosure obligations with respect to Confidential Information under Clause 12 of this Agreement.

     18. [RESERVED].

     19. GENERAL PROVISIONS.

          19.1 WAIVERS. The waiver by either Party of a breach or default in any of the provisions of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or other provisions.

          19.2 ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties, whether written or oral, relating to the same subject matter. No modification, amendments or supplements to this Agreement shall be effective for any purpose unless in writing, signed by each Party.

          19.3 THIRD PARTY RIGHTS. Nothing in this Agreement shall be deemed to confer on any person who is not a Party any right arising under the Contracts (Rights of Third Parties) Act 1999 Section 1(1) or otherwise.

          19.4 GOVERNING LANGUAGE. This Agreement has been prepared and executed in the English language. No authorized translation has been prepared or executed. In the event that any translation is prepared, the English language version of this Agreement shall govern. All written correspondence between the Parties shall be in the English language.

          19.5 FURTHER ASSURANCES. Each Party agrees to do such acts and execute such further documents as may be necessary or desirable to enable the performance of and to fulfill the provisions and intent of this Agreement.

          19.6 ASSIGNMENTS. This Agreement is entered into by Ligand in reliance upon the facilities, personnel and technical expertise of Elan, and Elan may only transfer or delegate the performance of the Agreement or any part thereof to a Dealer pursuant to the terms and conditions of Clause 2.1. Nothing herein contained, however, shall prevent Ligand or Elan from


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

assigning this Agreement in whole or in part to, or causing any order or orders to be filled in whole or in part by, any Affiliate of Ligand or Elan, respectively; provided that such Affiliate is duly organized, validly existing and in good standing under the laws of the country in which it operates and has the power to perform all of the obligations of that Party under this Agreement which are assigned to such Affiliate; and provided, further, that such assignment does not result in adverse tax consequences for any other Party. Each Party shall also have the right to assign this agreement in a merger or acquisition in which such Party is not the surviving entity, or as part of a transfer of all or substantially all of the assets of its business to which this Agreement pertains; provided that such assignment does not result in adverse tax consequences for any other Party.

          19.7 FORCE MAJEURE. Neither Party shall be liable to the other Party for any delay or omission in the performance of any obligation under this Agreement, other than the obligation to pay monies, where the delay or omission is due to any cause or condition beyond the reasonable control of the Party obliged to perform, including acts of God, acts of government (in particular with respect to the refusal to issue necessary import or export licenses), fire, flood, earthquake, war, riots or embargoes, but excluding strikes or other labor difficulties affecting Ligand or Ligand's inability to obtain supplies howsoever arising ("Force Majeure"). If Force Majeure prevents or delays the performance by a Party of any obligation under this Agreement, then the Party claiming Force Majeure shall promptly notify the other Party thereof in writing.

          19.8 NOTICES. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and in English, effective upon receipt, and may be delivered personally, or may be sent by facsimile, commercial express courier, or first class air mail, postage prepaid, addressed as follows:

                  If to Ligand:

                  Ligand Pharmaceuticals Incorporated
                  10275 Science Center Drive
                  San Diego, California 92121
                  Attention:  General Counsel
                  Facsimile:  (+) (1) (858) 550-1825

                  If to Elan:

                  Elan Pharma International Ltd.
                  WIL House
                  Shannon Business Park
                  Shannon, County Clare
                  Ireland
                  Attention:  President
                  Facsimile:  (+) 011-353-61-362-097

          19.9 SEVERABILITY. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court or other governmental authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.

     20. CHOICE OF LAW AND DISPUTE RESOLUTION.

          20.1 CHOICE OF LAW. This Agreement is governed by, and shall be construed in accordance with, the laws of England, excluding conflicts of laws rules. The Parties shall endeavor to resolve amicably any and all disputes arising under or in connection with this Agreement, including but not limited to the interpretation of this Agreement, its validity and the performance hereunder.

          20.2 DISPUTES. Any dispute between the Parties relating to the validity, performance, interpretation or construction of this Agreement that cannot be resolved amicably between the Parties shall be submitted to the exclusive jurisdiction of the courts of England. Each Party hereto irrevocably submits to the personal jurisdiction of the courts in England, for the resolution of all disputes hereunder.

          20.3 RIGHT TO JUDICIAL REMEDIES. Nothing in this Clause 20 shall be construed to impair or restrict either Party's right to judicial remedies, including preliminary and permanent injunctions from any court of competent jurisdiction to prevent any infringement of the Intellectual Property Rights, representation of competitive products, and/or disclosure of the Confidential Information.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each Party has caused its duly authorized representative to execute and deliver this Agreement in reliance on the due authority of the representative of the other Party, to be effective as of February __, 2001.

                               ELAN PHARMA INTERNATIONAL LIMITED

                               By:        /S/DAVID HURLEY
                                        -------------------------------------

                               Name:      DAVID HURLEY
                                        -------------------------------------

                               Title:     DIRECTOR
                                        -------------------------------------



                               LIGAND PHARMACEUTICALS INCORPORATED

                               By:        /S/PAUL MAIER
                                        -------------------------------------

                               Name:      PAUL MAIER
                                        -------------------------------------

                               Title:     SENIOR VP & CFO
                                        -------------------------------------



                               SERAGEN, INC.

                               By:        /S/PAUL MAIER
                                        -------------------------------------

                               Name:      PAUL MAIER
                                        -------------------------------------

                               Title:     CEO
                                        -------------------------------------


                  [SIGNATURE PAGE TO DISTRIBUTORSHIP AGREEMENT]

                                   APPENDIX A

                                    PRODUCTS

PRODUCT                                              COVERED INDICATIONS
-------                                              -------------------
Panretin(R)Gel (alitretinoin)                        All human indications
Panretin(R)Capsules (alitretinoin)                   All human indications
Ontak(R)(denileukin diftitox)                        All human indications
Targretin(R)Gel (bexarotene)                         All human indications
Targretin(R)Capsules (bexarotene)                    All human indications




                                  Appendix A-1

                                   APPENDIX B

                      PRICE SCHEDULE FOR ADJUSTING PAYMENT

                                                        ***
                       PRODUCT
                       -------

             Targretin(R)capsule and gel                ***
                   Ontak(R)products                     ***
             Panretin(R)capsules and gel                ***







*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  Appendix B-1

                                   APPENDIX C

                                   TRADEMARKS

TRADEMARK        GENERIC PRODUCT NAME         COUNTRY       TRADEMARK STATUS
---------        --------------------         -------       ----------------
Panretin(R)          alitretinoin               ***            Registered
                                                ***            Registered
                                                ***            Registered
                                                ***            Registered
                                                ***              Unfiled

Targretin(R)          bexarotene                ***            Registered
                                                ***            Registered
                                                ***            Registered
                                                ***            Registered
                                                ***            Registered
                                                ***              Pending
                                                ***              Pending
                                                ***              Pending
                                                ***              Pending
                                                ***              Pending
                                                ***              Unfiled

Ontak(R)          denileukin diftitox           ***            Registered
                                                ***             Abandoned
                                                ***              Unfiled

Onzar(TM)         denileukin diftitox           ***              Pending
                                                ***              Pending
                                                ***              Unfiled



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  Appendix C-1

                                   APPENDIX D

                  LIGAND PRODUCT PATENT RIGHTS IN THE TERRITORY




                                       ***
                                       ***
                                       ***





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  Appendix D-1

                                   APPENDIX E

                           SECOND AMENDMENT AGREEMENT




                                  Appendix E-1

THIS SECOND AMENDMENT AGREEMENT ("SECOND AMENDMENT") is made on February __,
2001.


BETWEEN:

(1) ELAN CORPORATION, PLC, a company incorporated in Ireland having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("ELAN") and

(2) LIGAND PHARMACEUTICALS INCORPORATED, a company organized under the laws of Delaware, with offices at 10275 Science Center Drive, San Diego, California 92121, United States of America ("LIGAND").


RECITALS:

A. ELAN and LIGAND entered into a Development, Licence and Supply Agreement dated 9 November, 1998 (the "Agreement") that was amended 20 August, 1999 (the "FIRST AMENDMENT");

B. Elan Pharma International Limited, an affiliate of ELAN, has entered into a Distributorship Agreement with LIGAND dated as of the date hereof (the "DISTRIBUTORSHIP AGREEMENT"); and

C. Under the terms of the Distributorship Agreement, LIGAND has agreed to amend this Agreement to terminate the option granted to Ligand under Clause 2.2.2 of the Agreement, as amended by the First Amendment, to co-promote the Product in the Member States of the EU;

All capitalized terms used in this Second Amendment shall have the same meanings as are assigned thereto in the Agreement, as amended by the First Amendment, except where expressly provided to the contrary in this Second Amendment.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1 AMENDMENT TO THE AGREEMENT:

          20.4 ELAN AND LIGAND HEREBY AGREE THAT THE AGREEMENT, AS AMENDED BY THE FIRST AMENDMENT, SHALL BE FURTHER AMENDED AS FOLLOWS:

          By the deletion of Clause 2.2.2 and 2.3.2 of the Agreement and removal of the reference to Clause 2.2.2 in Clause 2.3.3 of the Agreement.

          20.5 EXCEPT AS SET FORTH IN THIS SECOND AMENDMENT, THE AGREEMENT AS AMENDED BY THE FIRST AMENDMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

2 GOVERNING LAW AND JURISDICTION:

This Second Amendment is construed under and ruled by the laws of New York. For the purposes of this Second Amendment the parties submit to the non-exclusive jurisdiction of the courts of New York.

IN WITNESS of which the parties have executed this Second Amendment.


Executed by LIGAND on February __, 2001

By:
     ------------------------------------

Name:
       ----------------------------------

Title:
       ----------------------------------



Executed by ELAN on February __, 2001

By:
     ------------------------------------

Name:
       ----------------------------------

Title:
        ---------------------------------